EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement of As Seen on TV, Inc. on Form S-4 (No. 333-185688) to be filed on or about February 11, 2013 of our report dated June 29, 2012, on our audits of the consolidated financial statements as of March 31, 2012 and 2011 and for each of the years in the two-year period ended March 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-4.

/s/ EisnerAmper LLP

Edison, NJ

February 11, 2013